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                                                                 EXHIBIT 10.20.1


                              AMENDMENT NUMBER 1 TO

                          NOTE DATED DECEMBER 23, 1996

                                                           Sunnyvale, California
                                                                 August 31, 1998


     WHEREAS, on December 23, 1996 Earle Canty (the "Borrower") promised to pay to Cardiac Pathways Corporation, a Delaware corporation (the "Company"), or order, the principal sum of One Hundred and Ninety-Seven Thousand Four Hundred Fifty Dollars ($197,450), together with interest on the unpaid principal thereof from the date thereof at the rate of six and forty one-hundredths percent (6.4%) per annum (the "December 1996 Note").

     WHEREAS, paragraph 3 of such December 1996 Note provided that:

     "3. Notwithstanding anything to the contrary contained in this Note, the entire principal balance and all accrued and unpaid interest thereon shall, at the option of the Company, be due and payable upon that date (the "Maturity Date") which is the earlier of:

          A. The date of termination or cessation of employment of the undersigned with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause;

          B.   The fifth (5th) anniversary of the date of this Note."

     WHEREAS, the Borrower will cease full-time employment as an officer of the Company on the date hereof but has agreed to provide consulting services to the Company for such period of time as is mutually agreeable to the Borrower and the Company.

     1. NOW, THEREFORE the Company and the Borrower for consideration received agree to amend the December 1996 Note to amend and restate paragraph 3 in its entirety as follows:

          "3. Notwithstanding anything to the contrary contained in this Note, the entire principal balance and all accrued and unpaid interest thereon shall, at the option of the Company, be due and payable upon that date (the "Maturity Date") which is the earlier of:

               A. The date the undersigned ceases or terminates his consulting relationship with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause; or

               B.   February 28, 1999."

     2. The remaining terms of the December 1996 Note, the Security Agreement, Joint Escrow Instructions and Restricted Stock Purchase Agreement related thereto shall remain in force and effect


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without regard to this Amendment Number 1, and this Amendment Number 1 shall become a part of the December 1996 Note as if made on and incorporated as of the date of such note.

     3. This Amendment Number 1 may be executed in counterparts, and both signatures shall constitute the complete document.

     4. This Amendment Number 1 shall be governed by the laws of the State of California without regard to conflict of law principles.

     IN WITNESS WHEREOF, this Amendment Number 1 has been entered into as of the date first set forth above.

EARLE CANTY                            CARDIAC PATHWAYS CORPORATION


/s/ Earle Canty                        By: /s/ William Starling
---------------------------------          ---------------------------------
                                       Its: President
                                            --------------------------------


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